EXHIBIT 23.3

[FOGLERS LETTERHEAD]
May 27, 2011

Brigus Gold Corp.
Autorité des marchés financiers (Québec)
Alberta Securities Commission
British Columbia Securities Commission
Manitoba Securities Commission
New Brunswick Securities Commission
Newfoundland and Labrador Department of Government Services
Northwest Territories Superintendent of Securities
Nova Scotia Securities Commission
Nunavut Superintendent of Securities
Ontario Securities Commission
Prince Edward Island: Securities Office
Saskatchewan Financial Services Commission
Yukon Superintendent of Securities
United States Securities and Exchange Commission
Dear Sirs/Mesdames:

Re: Brigus Gold Corp.

We hereby consent to the reference to our firm under the heading “Enforcement of Civil Liabilities” in the prospectus dated May 27, 2011 of Brigus Gold Corp. (the “Prospectus”) and the Registration Statement on Form F-10 dated May 27, 2011, of which the Prospectus forms a part.

We have read the Prospectus and Registration Statement, and we have no reason to believe that there are any misrepresentations in the information contained in either the Prospectus or Registration Statement that (a) are derived from any statement or opinion given by us in the Prospectus or Registration Statement, or (b) are within our knowledge as a result of the services we have performed in connection with any statement or opinion given by us in the Prospectus or Registration Statement.

Sincerely,

/s/ Fogler Rubinoff LLP
Fogler Rubinoff LLP